UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Biglari Holdings Inc. (“Biglari Holdings”) has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Biglari Holdings’ director nominees at its 2015 annual meeting of shareholders.

On March 24, 2015, Biglari Holdings mailed the following letter to shareholders:

Dear Fellow Shareholder:

The annual meeting of Biglari Holdings Inc. is fast approaching. Your Board of Directors recommends that shareholders vote FOR all items on the BLUE proxy.

Your vote is important, no matter how many or how few shares you may own. To ensure your shares are represented at the meeting, PLEASE VOTE TODAY by telephone, via the Internet or by mail.

Very truly yours,

/s/ Sardar Biglari

Sardar Biglari Chief Executive Officer

TIME IS SHORT AND YOUR VOTE IMPORTANT!
You can vote your shares TODAY by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

Okapi Partners LLC
TOLL-FREE, at 877-279-2311.